UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM	8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
August 6, 2021
Date of Report (Date of earliest event reported)

Commission File Number	Name of Registrant; State or Other Jurisdiction of Incorporation; Address of Principal Executive Offices; and Telephone Number	IRS Employer Identification Number

001-16169	EXELON CORPORATION	23-2990190
(a Pennsylvania corporation) 10 South Dearborn Street P.O. Box 805379 Chicago, Illinois 60680-5379 (800) 483-3220

333-85496	EXELON GENERATION COMPANY, LLC	23-3064219
(a Pennsylvania limited liability company) 300 Exelon Way Kennett Square, Pennsylvania 19348-2473 (610) 765-5959

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
EXELON CORPORATION:
Common Stock, without par value	EXC	The Nasdaq Stock Market LLC

Indicate by check mark whether any of the registrants are emerging growth companies as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if any of the registrants have elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1 – Registrant’s Business and Operations
Item 1.01. Entry into a Material Definitive Agreement.

As previously disclosed on November 20, 2019, Exelon Generation Company, LLC (“Generation”) received notice that, pursuant to an April 1, 2014 Put Option Agreement, EDF Inc. (“EDF”) intended to exercise its put option to sell to Generation its 49.99% equity interest in Constellation Energy Nuclear Group, LLC (“CENG”), a joint venture between Generation and EDF for the ownership and operation of nuclear plants located on three sites, Calvert Cliffs (Maryland), R.E. Ginna (New York) and Nine Mile Point (New York). Following the required sixty-day notice period, the put option was automatically exercised on January 19, 2020.

On August 6, 2021, Generation and EDF entered into a Settlement Agreement (the “Agreement”) pursuant to which Generation, through a wholly owned subsidiary, purchased EDF’s equity interest in CENG for a net purchase price of $885 million, which includes, among other things, a credit for EDF’s share of the balance of a preferred distribution payable by CENG to Generation. The difference between the net purchase price and EDF’s Noncontrolling Interest as of the closing date will be recorded on Generation’s and Exelon Corporation’s (“Exelon’s”) Consolidated Balance Sheets. In addition, pursuant to the Agreement, EDF agreed to withdraw from all regulatory proceedings involving Exelon’s proposed separation of Generation from its six regulated electric and gas utilities.

In connection with the Agreement, on August 6, 2021, Generation entered into a $880,000,000 364-day Term Loan Credit Agreement (the “Credit Agreement”) with Barclays Bank PLC, pursuant to which Generation used the net proceeds to fund the purchase of EDF’s equity interest in CENG. The Credit Agreement will expire on August 5, 2022, and loans made thereunder bear interest at a variable rate equal to LIBOR plus 0.875% with 12.5 basis points increase commencing March 31, 2022. Borrowed funds are prepayable at any time following the funding at Generation’s option.

Section 9 - Financial Statements and Exhibits
Item 9.01. Financial Statements and Exhibits

(d)    Exhibits.

Exhibit No.	Description
101	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.
104	The cover page from this Current Report on Form 8-K, formatted as Inline XBRL.

* * * * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXELON CORPORATION

/s/ Joseph Nigro
Joseph Nigro
Senior Executive Vice President and Chief Financial Officer
Exelon Corporation

EXELON GENERATION COMPANY, LLC

/s/ Bryan P. Wright
Bryan P. Wright
Senior Vice President and Chief Financial Officer
Exelon Generation Company, LLC
August 9, 2021

EXHIBIT INDEX

Exhibit No.	Description
101	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.
104	The cover page from this Current Report on Form 8-K, formatted as Inline XBRL.